EXHIBIT 99.1

U.S. CONTACT	EUROPEAN CONTACT
Christina Stenson/Lydia Chan	Jonathan Glass
Brunswick Group	Brunswick Group
+1-212-333-3810	+ 44 20 7404 5959
DURA@brunswickgroup.com
DURA EMERGES FROM CHAPTER 11
Closes Exit Financing Facilities
Announces New Board of Directors
ROCHESTER HILLS, Mich., June 27, 2008 –- DURA Automotive Systems, Inc. (Pink Sheets: DRRAQ) announced today that it has successfully emerged from Chapter 11 bankruptcy protection. The company officially concluded its Chapter 11 reorganization process after meeting all statutory requirements of its Revised Joint Plan of Reorganization (the “Plan”), including successfully closing their exit financing facilities and filing associated documentation. In conjunction with its emergence, the Company also announced its new board of directors.
“Today marks a fresh start for DURA,” said Larry Denton, Chairman and Chief Executive Officer of DURA. “With a strengthened balance sheet and an improved operational footprint, DURA is well positioned in the global automotive supplier market. We will now be able to operate with greater efficiency and flexibility, devoting all of the Company’s focus and resources to developing and delivering innovative products to the benefit of our customers and all of our stakeholders.”
Board of Directors Brings Significant Automotive and International Experience
DURA’s new seven-member Board of Directors represents significant international, operational, financial and automotive industry expertise:
Fred Bentley is chief operating officer of Hayes Lemmerz International, Inc., a worldwide producer of aluminum and steel wheels. At Hayes Lemmerz he was instrumental in changing the company’s global operational footprint and introducing lean manufacturing practices. Prior to Hayes Lemmerz, Mr. Bentley served in positions of increasing responsibility at Honeywell (formerly AlliedSignal) where he rose to the position of Managing Director, Europe, and Frito-Lay (PepsiCo).
Lawrence (Larry) A. Denton is former chairman of the board and has been president and chief executive officer of DURA since January 2003. He assumed the role of chairman in 2005. From 1996 to 2002, Mr. Denton was president of Dow Automotive, a $1 billion business unit of the Dow Chemical Company. Under his leadership, Dow Automotive became one of the top 100 global suppliers to the automotive industry, growing from $300 million to more than $1 billion in revenue in six years. Prior to that, he spent 24 years with Ford Motor Company, where he held a variety of senior management positions.

Steven J. Gilbert is Senior Managing Director and Chairman of Sun Group (USA). He is also Chairman of the Board of Gilbert Global Equity Partners, L.P., a billion dollar private equity fund. From 1992 to 1997 he was the Founder and Managing General Partner of Soros Capital L.P. Mr. Gilbert has 35 years of experience in private equity investing, investment banking and law. He has served as a director on the boards of more than 25 companies over the span of his career, including Office Depot, Inc., Magnavox Electronic Systems Company, Affinity Financial Group, Inc., GTS-Duratek, and Parker Pen Limited.
Timothy D. Leuliette is chairman of the board for DURA and is currently chairman and CEO of Leuliette Partners LLC, an investment and financial services firm. He is the former co-chairman and co-CEO of Asahi Tec and former chairman, president, and CEO of automotive supplier Metaldyne Corporation. He has also served as president & COO of privately held Penske Corporation, and prior to that president and CEO of ITT Automotive and executive vice president at ITT. Over his career he has held executive and management positions at both vehicle manufacturers and suppliers and has served on both corporate and civic boards, including as chairman of the Detroit Branch of the Federal Reserve Bank of Chicago.
Andrew (Andy) B. Mitchell is chief executive and chief investment officer of investment firm Pacificor LLC. Prior to joining Pacificor, Mr. Mitchell was a vice president and co-portfolio manager at ING Funds, and prior to that a vice president and senior analyst at Merrill Lynch Asset Management. Mr. Mitchell was also a senior high yield analyst and assistant vice president at Wertheim/Schroder Investment Services. Previous experience also includes operational experience in the oil refining industry with Exxon and in the mining and construction industries with Chevron Resources.
Peter F. Reilly is president and chief operating officer of Strategic Industries, LLC (“Strategic”). Strategic is a diversified holding company with subsidiaries in the Automotive and Consumer Products segments. He joined the company at its inception in 2000 as the chief financial officer. The company was created through a leveraged buyout by Citicorp Venture Capital from US Industries, Inc. (“USI”) a Fortune 500 conglomerate, publicly listed on the New York Stock Exchange. Mr. Reilly has significant experience repositioning portfolio companies and helping them capitalize on international opportunities. Prior to joining Strategic, he served as Treasurer for USI and various senior financial positions with its predecessor, Hanson Industries, PLC and its subsidiaries.
Jeffrey M. Stafeil has strong international and financial experience and is currently chief financial officer and board member for Germany-based Klöckner Pentaplast, the world’s leading producer of films for the pharmaceutical, food and technology product packaging market. Formerly he was the Executive Vice President and CFO at automotive supplier Metaldyne Corporation, now Asahi Tec Corporation. Since 2006 he has served on the board of directors and is co-chairman of the audit committee for Meridian Corporation, an automotive supplier that exited bankruptcy in December 2006.
Financial Information and New Capital Structure
DURA’s exit financing package comprises a $110 million revolving credit facility, a $50 million European first lien term loan, and an approximate $84 million U.S. second lien term loan. In addition to its exit financing facilities, DURA entered into various European accounts receivable factoring facilities totaling approximately €63 million.
These exit financing facilities, together with cash from DURA’s balance sheet, will be used in part to finance distributions under the Plan, providing cash to holders of DIP facility claims, administrative expense claims, certain priority claims, and Canadian general unsecured claims. Other creditors receiving distributions under the Plan will receive new equity in the reorganized company to satisfy claims. Effective today, existing DURA stock has been cancelled and will no longer have value.
“This transaction has significantly strengthened Dura’s capital structure by reducing total net debt from over $1.3 billion to approximately $180 million, which will significantly reduce the Company’s interest expense,” said Nick Preda, Dura’s CFO.
DURA was advised by AlixPartners, Kirkland & Ellis and Miller Buckfire in connection with its Chapter 11 reorganization.
About DURA Automotive Systems, Inc.
DURA Automotive Systems, Inc. (“New Dura”), is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry. DURA markets its automotive products to every North American, Asian and European original equipment manufacturer (OEM) and many leading Tier 1 automotive suppliers. DURA is headquartered in Rochester Hills, Mich. Information about DURA and its products is available on the Internet at www.duraauto.com.
Forward-looking Statements
This press release may contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, Old Dura, Inc. (f/k/a Dura Automotive Systems, Inc. prior to June 25, 2008, “Old Dura”) or New Dura’s current views with respect to current events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to New Dura’s operations and business environment, which may cause the actual results of New Dura to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) the ability of New Dura to successfully implement all post-emergence aspects of the Plan as confirmed; (ii) the ability of New Dura to manage liquidity needs and operate subject to the terms of its financing facilities; (iii) the potential adverse impact of the Chapter 11 cases on New Dura’s liquidity or results of operations; (iv) the ability of New Dura to maintain contracts that are critical to its operations; (v) the ability of New Dura to execute its business plans and strategy, and to do so in a timely fashion; (vi) financial results that may be volatile and may not reflect historical trends; (vii) the ability of New Dura to attract, motivate and/or retain key executives and associates; (viii) New Dura’s ability to obtain and maintain normal terms with vendors and service providers; (ix) New Dura’s ability to avoid or continue to operate during a strike, or partial work stoppage or slow down by any of its unionized employees or unionized employees of any of its significant customers; (x) general economic or business conditions affecting the automotive industry either nationally or regionally, being less favorable than expected; and (xi) increased competition in the automotive components supply market. Other risk factors have been listed from time to time in Old Dura’s Securities and Exchange Commission reports, including but not limited to the Annual Report on Form 10-K for the year ended December 31, 2006, and will be listed from time to time New Dura’s Securities and Exchange Commission reports. Old Dura and New Dura disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise.